EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350

I, Nicholle R. Taylor, Chief Executive Officer, and David B. Spacht, Chief Financial Officer, of Artesian Resources Corporation, a Delaware corporation (the "Company"), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on our knowledge:

  The Company's Annual Report on Form 10-K for the period ended December 31, 2025 (the " Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 USC Section 78m(a) or Section 78o(d)), as amended; and

  The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date: March 16, 2026

Chief Executive Officer:	Chief Financial Officer:

/s/ NICHOLLE R. TAYLOR	/s/ David B. Spacht
Nicholle R. Taylor	David B. Spacht

     These certifications accompany the Report to which they relate, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.